Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Board of Directors
Ault Incorporated and Subsidiaries
     We have audited the consolidated balance sheet of Ault Incorporated and subsidiaries (a Minnesota corporation) as of May 29, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audit provides a reasonable basis for our opinion.
     As discussed in Note 1, the consolidated financial statements have been restated.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ault Incorporated and subsidiaries as of May 29, 2005, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Minneapolis, Minnesota
December 19, 2005

AULT INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MAY 29, 2005
(Restated)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,191,422
Trade receivables, less allowance for doubtful accounts of $781,000	5,766,027
Inventories	3,377,431
Note receivable for sale of Korean operations – current portion	562,500
Prepaid and other expenses	741,142

Total current assets	12,638,522

PLANT AND EQUIPMENT:
Building and leasehold improvements	763,856
Machinery and equipment	5,313,815
Office furniture and equipment	344,406
Data processing/computer equipment	1,629,681

Total plant and equipment	8,051,758

Less accumulated depreciation	5,676,816

Net plant and equipment	2,374,942

OTHER ASSETS	105,694

NOTE RECEIVABLE FROM SALE OF KOREAN OPERATIONS	1,687,500

TOTAL ASSETS	$16,806,658

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

AULT INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MAY 29, 2005
(Restated)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$289,628
Accounts payable	5,482,478
Accrued compensation	978,192
Accrued commissions	272,103
Other	350,317

Total current liabilities	7,372,718

REDEEMABLE CONVERTIBLE PREFERRED STOCK	2,074,000
liquidation preference of $1,000 per share

STOCKHOLDERS’ EQUITY:
Preferred stock, no par value; authorized 1,000,000 shares; none issued	0
Common stock, no par value; authorized 10,000,000 shares; issued and outstanding 4,806,116 shares	21,390,135
Notes receivable arising from the sale of common stock	(44,227)
Accumulated other comprehensive income	55,378
Accumulated deficit	(14,041,346)

Total stockholders’ equity	7,359,940

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,806,658

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

AULT INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED MAY 29, 2005
(Restated)

NET SALES	$37,215,509

COST OF GOODS SOLD	27,419,309

Gross profit	9,796,200

OPERATING EXPENSES
Marketing	3,366,104
Design engineering	2,994,967
General and administrative	5,641,570

12,002,641

OPERATING LOSS	(2,206,441)

OTHER EXPENSE
Interest expense	(407,167)
Other	(110,905)

(518,072)

LOSS BEFORE INCOME TAXES	(2,724,513)

INCOME TAX EXPENSE	7,534

LOSS FROM CONTINUING OPERATIONS	(2,732,047)

DISCONTINUED OPERATIONS:
Loss from Korean operations	(153,075)
Loss from sale of Korean operations	(2,442,000)

NET LOSS	(5,327,122)

REDEEMABLE CONVERTIBLE PREFERRED STOCK DIVIDENDS	(145,180)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(5,472,302)

NET BASIC AND DILUTED LOSS PER COMMON SHARE:
From continuing operations	$(0.61)
From discontinued operations	$(0.54)

Net basic and diluted loss per common share	$(1.15)

Weighted average common shares outstanding:
Basic	4,776,075
Diluted	4,776,075
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

AULT INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEAR ENDED MAY 29, 2005
(Restated)

			Notes		Accumulated
			Receivable		Other
			from Sale		Comprehensive	Total
	Common Stock		of Common	Accumulated	Income	Stockholders’
	Shares	Amount	Stock	Deficit	(Loss)	Equity
BALANCE AT MAY 30, 2004 (restated)	4,705,083	$21,172,717	$(45,000)	$(8,569,044)	$(869,737)	$11,688,936

Comprehensive loss:
Net loss (restated)				(5,327,122)		(5,327,122)
Net change in foreign currency translation adjustment					925,115	925,115

Total comprehensive loss (restated)						(4,402,007)
Issuance of 48,875 shares of common stock in accordance with stock purchase plan and stock option plan	48,875	72,238				72,238
Issuance of 52,158 shares of common stock in accordance with redeemable preferred stock	52,158	145,180		(145,180)		0
Payment of stock receivable			773			773

BALANCE AT MAY 29, 2005 (restated)	4,806,116	$21,390,135	$(44,227)	$(14,041,346)	$55,378	$7,359,940

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

AULT INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED MAY 29, 2005
(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,327,122)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	517,990
Loss from the sale of headquarter building	136,736
Loss from the sale of Korean subsidiary	2,442,000
Allowance for doubtful accounts	490,000
Change in assets and liabilities, net of effect of acquisition: (Increase) decrease in:
Trade receivables	(353,089)
Inventories	1,480,840
Prepaid and other expenses	246,088
Increase (decrease) in:
Accounts payable	1,319,541
Accrued expenses	56,258
Discontinued operations	470,453

Net cash provided by operating activities	1,479,695

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(347,055)
Proceeds from sale of Korean subsidiary	1,472,039
Proceeds from sale of headquarter building	3,443,489
Discontinued operations	(45,442)

Net cash provided by investing activities	4,523,031

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on revolving credit agreement	(1,965,464)
Payment of notes receivable arising from the sale of common stock	773
Proceeds from issuance of common stock	72,238
Principal payments on long-term borrowings	(2,483,254)
Discontinued operations	(272,463)

Net cash used in financing activities	(4,648,170)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	39

INCREASE IN CASH AND CASH EQUIVALENTS	1,354,595

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	836,827

CASH AND CASH EQUIVALENTS AT END OF YEAR	$2,191,422

NON-CASH TRANSACTION:
Issuance of common stock to pay preferred stock dividends	$145,180
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest	$407,167
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

AULT INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED MAY 29, 2005
1.	NATURE OF BUSINESS, LIQUIDITY, AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Ault Incorporated and Subsidiaries (Ault or the Company) operate in one business segment which includes the design, manufacturing, and marketing of power conversion products, principally to original equipment manufacturers of data communications equipment, microcomputers and related peripherals, telecommunications equipment, and portable medical equipment. Sales are to customers worldwide, and credit is granted based upon the credit policies of the Company.

Restatement – The consolidated financial statements as of and for the fiscal year ended May 29, 2005 were restated as a result of the Company’s identification of accounting errors at the Company’s China subsidiary related to unrecorded liabilities. The accounting errors resulted in a misstatement in accounts payables, current liabilities, accumulated deficit, total shareholders’ equity, cost of goods sold, gross profit, operating loss, loss before taxes, net loss, net loss applicable to common stockholders, and net loss per share. There were also related adjustments to the Company’s consolidated statement of cash flows and consolidated statement of stockholders’ equity.

Effects on Consolidated Balance Sheet as of May 29, 2005

	As previously
	reported	As restated
Accounts Payable	$4,892,093	$5,482,478
Total current liabilities	6,782,333	7,372,718
Accumulated deficit	(13,450,961)	(14,041,346)
Total stockholders’ equity	7,950,325	7,359,940
Effects on Consolidated Statement of Operations for fiscal year-ended May 29, 2005

	As previously
	reported	As restated
Cost of goods sold	$27,076,924	$27,419,309
Gross profit	10,138,585	9,796,200
Operating loss	(1,864,056)	(2,206,441)
Loss before income taxes	(2,382,128)	(2,724,513)
Net loss	(4,984,737)	(5,327,122)
Net loss applicable to common stockholders	(5,129,917)	(5,472,302)
Net loss per share basic	(1.07)	(1.15)
Net loss per share diluted	(1.07)	(1.15)
Liquidity – The financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company sustained net losses applicable to common stockholders of $5,472,302 (restated) in 2005 and at May 29, 2005 had an accumulated deficit of $14,041,346 (restated). The Company generated $1,480,000 of cash from operating activities in 2005. In May 2005 the Company sold its Korean subsidiary and its Minneapolis headquarter building. The sale of the Korean subsidiary resulted in the receipt of cash from JEC Korea Co., Ltd. of $1,472,039 and a secured note for $2,250,000. The gross proceeds of $3.85 million from the sale of the Minneapolis headquarter building was used to pay off the mortgage balance of $2,509,000 and $255,000 of transaction expenses, which included the realtors’ commissions, leaving net cash proceeds of $1,086,000 for the Company. During May 2005 the Company paid off the bank debt in the United States and at May 29, 2005 the Company’s bank debt was $289,628, all applicable to its China operations. The Company continues to have a $7,000,000 line-of-credit agreement with Wells Fargo Bank in Minneapolis that runs through December 4, 2006.
Based on available funds, current plans and business conditions management believes that the Company’s available cash, borrowings and amounts generated from operations, will be sufficient to meet the Company’s cash requirements for the next 12 months. The assumptions underlying this belief include, among other things, that there will be no material adverse developments in the business or market in general. There can be no assurances however that those assumed events will occur. If management’s plans are not achieved, there may be further negative effects on the results of operations and cash flows, which could have a material adverse effect on the Company.
A summary of the Company’s significant accounting policies follows:
Principles of Consolidation - The consolidated financial statements include the accounts of Ault Incorporated and its wholly owned subsidiaries. All inter-company transactions have been eliminated. The foreign currency translation adjustment represents the translation into United States dollars of the Company’s investment in the net assets of its foreign subsidiaries.
Fiscal Year - The Company operates on a 52 to 53-week fiscal year. The fiscal year for the financial statements presented end on May 29, 2005. The year presented contains 52 weeks. The Company’s foreign subsidiaries have an April 30 fiscal year-end, and the Company consolidates the subsidiaries for financial reporting purposes on a one-month lag basis to facilitate timely and accurate consolidation and in order to meet financial reporting deadlines of the Company.
Cash and Cash Equivalents — The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of short-term commercial paper. The Company maintained cash at various financial institutions located in China totaling $545,362 at May 29, 2005.
Accounts Receivable - The Company grants credit to customers in the normal course of business, but generally does not require collateral or any other security to support amounts due. Management performs on-going credit evaluations of customers based on financial position, past history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company maintains allowances for potential credit losses which, when realized, have generally been within management expectations. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.
Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories include material, labor, and manufacturing overhead.

Depreciation — Depreciation is based on the estimated useful lives of the individual assets and is calculated on the straight-line method for financial reporting and accelerated methods for tax purposes. The estimated useful lives are as follows:

Years
Building	36
Machinery and equipment	3-10
Office furniture and equipment	5-15
Data processing equipment	3-5

Leasehold improvement	Lease term
Financial Instruments — The fair value of the long-term debt is estimated based on the use of discounted cash flow analysis using interest rates for the same or similar debt offered to the Company having the same or similar remaining maturities and collateral requirements. Management estimates the carrying value of the long-term debt approximates fair value. All other financial instruments approximate fair value because of the short-term nature of these instruments.
Revenue Recognition — The Company recognizes revenue at the shipping point for sales to customers located within the Company’s or subsidiaries’ country of domicile. For sales to customers outside of the Company’s or subsidiaries’ country of domicile, the Company recognizes revenue at the time risk of ownership passes. All of the Company’s product held by distributors are stocked for OEM’s and the sales terms are non-cancelable, and non-returnable. Payment terms for distributors are no different than other customers, 0.5% 10 net 30.
Freight - Customer billings for freight are included in sales, and the freight costs are included in costs of sales.
Design Engineering — Design engineering costs are those incurred for research, design, and development of new products and redesign of existing products. These costs are expensed as incurred.
Advertising Expense — The Company expenses advertising costs as incurred. Advertising expenses of approximately $13,000, were charged to operations during the year ended May 29, 2005.
Stock Compensation - The Company’s 1986 and 1996 stock option plans have reserved 600,000 and 1,500,000 common shares, for issuance under qualified and nonqualified stock options for its key employees and directors. Option prices are determined by the market value of the stock at the time the option was granted. Options become exercisable as determined at the date of grant by a committee of the Board of Directors. Options expire ten years after the date of grant unless an earlier expiration date is set at the time of grant.
The intrinsic value method is used to value the stock option grants to employees and directors. No compensation cost has been recognized for the stock option plans, as all options have been issued with exercised prices at or above fair value. Had compensation cost for the Company’s stock option plans been determined based on the fair value at the grant date for awards in 2005, the Company’s net loss and net loss per share would have changed to the pro forma amounts indicated below:

Restated
May 29, 2005
Net loss applicable to common stockholders:
As reported	$(5,472,302)
Pro forma	(5,678,259)
Per share, basic, as reported	(1.15)
Per share, diluted, as reported	(1.15)
Per share, basic, pro forma	(1.19)
Per share, diluted, pro forma	(1.19)
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2005:

May 29, 2005
Expected dividend yields	$—
Expected stock price volatility	68.95%
Risk-free interest rate	3.33%
Expected life of options	7.29 years
Long-Lived Assets - The Company reviews its long-lived assets annually to determine potential impairment by comparing the carrying value of the long-lived assets outstanding with estimated future undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future undiscounted cash flows be less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles. To date, management has determined that no impairment of long-lived assets exists.
Net Loss per Share — Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period adjusted by common share equivalents related to stock options and warrants. Options to purchase 1,265,626, shares of common stock were outstanding at the fiscal year ended May 29, 2005, but were excluded from the computation of common stock equivalents because they were anti-dilutive.
The following table reflects the calculation of basic and diluted net loss per share:

Restated
May 29, 2005
Numerator -
Net loss applicable to common stockholders	$(5,472,302)

Denominator:
Basic — weighted-average shares outstanding	4,776,075
Effect of dilutive shares:
Stock options outstanding and employee stock purchase plan	0

Diluted — weighted-average shares outstanding	4,776,075

Basic net loss per share	$(1.15)

Diluted net loss per share	$(1.15)

The numerator for net loss for continuing operations includes loss from continuing operations and preferred stock dividends.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Loss — The Company’s fiscal 2005 comprehensive loss consists of net loss and foreign currency translation adjustments.

Foreign Currency Translation — The Company’s international subsidiaries have United States dollars as their functional currency. Specific transactions that are denominated in the foreign currency are translated at the current exchange rate.

2.	DISCONTINUED OPERATIONS

On May 20, 2005, the Company completed the sale of its wholly owned subsidiary, Ault Korea Corporation (“Ault Korea”), to JEC Korea Co., Ltd (“JEC”) for $3.7 million. The agreement includes the receipt of $1,472,000 in cash and a secured note in the amount of $2,250,000. The transaction resulted in a loss of approximately $2,442,000 and the reclassification of the Korean subsidiary activity as “discontinued operations.”

The sale includes all assets and liabilities of Ault Korea Corporation and the use of the “Ault Korea” name in Korea for a period of three years. Ault Korea includes the property in Seoul, South Korea and approximately 110 employees. As part of the terms of the agreement, JEC has the rights to sell power conversion products in Korea while Ault will have rights to sell the same power conversion products throughout the rest of the world. Prior to this transaction, JEC was a supplier of Ault, but otherwise no material relationship existed between Ault and JEC, or their respective affiliates, directors or officers, or any associates of their directors and officers.

The secured note receivable is scheduled to be paid in four equal installments of $562,500 in December 2005, June 2006, December 2006 and the final installment in June 2007.

Revenues and results of operations for the Korean subsidiary for the fiscal year ended May 29, 2005 include the following:

Year Ended
May 29, 2005
Net Sales	$12,973.692

Loss from Discontinued Operations	$(153,075)

3.	INVENTORIES

The components of inventory are as follows:

May 29, 2005
Raw materials	$1,701,154
Work-in-process	513,986
Finished goods	1,162,291

$3,377,431

4.	WARRANTY

The Company offers its customers a three-year warranty on products. Warranty expense is estimated at the time revenue is recognized and is determined by calculating the historical relationship between sales and warranty costs and applying the calculation to the current period’s sales. Based on warranty repair costs and the rate of return, the Company periodically reviews and adjusts its warranty accrual. Actual repair costs are offset against the reserve. The following table shows the activity for the Company’s warranty accrual (in thousands):

May 29, 2005
Beginning balance	$125
Charges and costs accrued	113
Less repair costs incurred	(104)

Ending balance	$134

5.	FINANCING ARRANGEMENT AND LONG-TERM DEBT

Financing Arrangement - The Company has a financing agreement, which includes a $7,000,000 revolving line-of-credit agreement through December 4, 2006. Interest on advances is at the prime rate plus 2% (prime plus 5% default rate). The rate at May 29, 2005 was 8.00%. All advances are due on demand and are collateralized by all assets of the Company. The availability of the line is based on the outstanding receivables of the Company; the amount available at May 29, 2005 was $3,357,000. There was nothing outstanding on this line-of-credit at May 29, 2005. The Company’s financing agreement contains financial covenants. These covenants require the Company, among other things, to maintain a minimum capital base, and also impose certain limitations on additional capital expenditures and the payment of dividends. At the end of fiscal 2005, the Company’s actual net book worth and income before taxes did not meet the minimum of the credit agreement. The Company received a waiver and amendment for these covenants. Following the August 2005 waiver, the Company believes the provisions imposed by this credit agreement are achievable based on the Company’s expected operating results for the next year.

May 29, 2005
Long-Term Debt
5.3% uncollateralized term loan to bank, due in January 2006	$289,628
Less current maturities	(289,628)

$—

6.	PLANT CLOSING

On July 17, 2003, the Company announced the consolidation of its manufacturing operations. The consolidation included the closing of its Minneapolis production operations, eliminating approximately 40 jobs in assembly, equipment maintenance, procurement and administrative support and the integration of production into Ault’s other manufacturing plants. The consolidation was completed at the end of February 2004. Ault’s engineering, documentation, safety certification/reliability, sales, marketing and administrative services remain at the Minneapolis headquarters facility. The consolidation was implemented to reduce expenses, improve cash flow and help return the Company to profitability.

As a result of these decisions, the Company recorded charges in fiscal year 2004 of $301,000, for severance related to workforce reductions of approximately 40 employees, $1,743,000 for asset impairment write down, $545,000 for obsolete inventory, and $20,000 related to other costs associated with the restructuring. Costs of $15,000 related to the restructuring were paid in fiscal 2005.

A summary of the restructuring activity during the year ending May 29, 2005 is as follows:

		Current Period		Restructuring
	Balance at	Restructuring	Paid/	Liabilities at
	May 31, 2004	Charges	Expensed	May 29, 2005

Employee termination costs	$15,000	$—	$15,000	$—

7.	INCOME TAXES

Pretax loss for domestic and foreign operations was as follows:

Restated
May 29, 2005
Domestic	$(3,712,746)
Foreign	(1,606,842)

Total	$(5,319,588)

The components of the provision for income taxes are as follows:

May 29, 2005
Current:
Foreign	$1,167
State	6,367
Deferred	—

$7,534

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the fiscal year ended May 29, 2005, due to the following:

Restated
May 29, 2005
Computed expected tax provision (benefit)	$(1,862,000)
Increase (decrease) in income taxes resulting from:
Nondeductible expenses	10,000
State income taxes, net of federal benefit	(123,000)
Foreign taxes	18,000
Foreign losses not benefited	682,440
Change in valuation allowance	1,258,000
Other	24,094

$7,534

Net deferred taxes consist of the following components:

May 29, 2005
Deferred tax assets (liabilities):
Current deferred taxes
Allowance for doubtful accounts	$206,000
Inventory reserve	166,000
Accrued vacation	106,000
Accrued warranty	49,000
Inventory capitalization	2,000
Valuation allowance	(529,000)

Total current deferred taxes	—

Long-term deferred taxes
Goodwill deductible for tax	357,000
Equipment and leasehold improvements	212,000
Tax credit carryforwards and other	8,000
Federal NOL carryforwards	3,959,000
Valuation allowance	(4,536,000)

Total long-term deferred taxes	$—

The Company has net operating loss carryforwards of approximately $10,846,000 as of May 29, 2005, with various expiration dates through 2023. Based on prior taxable income and estimates of future taxable income, the Company has determined that it is likely that the net deferred tax asset will not be fully realized in the future. Thus a full valuation allowance has been established.

8.	EMPLOYEE BENEFIT PLANS

401(k) Employer Match Plan — The Company has a 401(k) plan covering substantially all U.S. employees. The Company is required to match 25% of the employees’ first 6% of contributions and may make additional contributions to the plan to the extent authorized by the Board of Directors. The contribution amounts charged to operating expenses in the fiscal year ended May 29, 2005, approximated $46,000.

Stock Purchase Plan - The Company maintains a stock purchase plan in which up to 200,000 shares of common stock may be purchased by employees. The purchase price is equal to the lesser of 85% of the fair market value of the shares on the date the phase commences or 85% of the fair market value of the shares on the termination date of the phase. Each phase is one year from the commencement date of a phase. There were 25,875 shares purchased under this plan during the fiscal year ended May 29, 2005.

9.	REDEEMABLE CONVERTIBLE PREFERRED STOCK

In July 2002, in connection with the purchase of certain assets and liabilities of Power General, the Company issued 2,074 shares of redeemable 7% convertible preferred stock at $1,000 face value. The preferred stock is convertible into common stock at the holders’ option at a conversion price of $4.25 principal amount of preferred stock for each share and has a mandatory redemption of one-third of the outstanding shares of unconverted preferred stock on July 16, 2006, one-half of the remaining outstanding shares on July 16, 2007, and the remaining outstanding shares on July 16, 2008. The dividends on the preferred stock are cumulative and payable quarterly beginning October 15, 2002, and can be paid in cash; however, during the first three years the Company can pay dividends in shares of common stock in lieu of cash based on the fair market value of the common stock at the time the dividends are declared. In fiscal 2005 the Company declared dividends of $145,180, which have been paid with 52,158 shares of common stock. The preferred stock has a preference in liquidation over common stock. In the event of liquidation or winding up of the Company, the preferred stockholders will receive an amount equal to $1,000 per share plus any unpaid dividends accrued through the date of such event.

10.	STOCK OPTION PLAN

Information relating to all outstanding options as of May 29, 2005, is as follows:

		Weighted-
		Average
		Exercise
	Shares	Price
Options outstanding at beginning of year	1,187,826	$5.18
Options exercised	(23,000)	1.23
Options expired	(1,000)	2.13
Options granted	101,800	2.99

Options outstanding at end of year	1,265,626	$5.08

Options exercisable at end of year	1,106,828	$5.40

Weighted-average fair value of options granted during the year		$2.10

The following table summarizes information about stock options outstanding at May 29, 2005:

		Options Outstanding		Options Exercisable
		Weighted-
	Number	Average	Weighted-	Number	Weighted-
Range of	Outstanding	Remaining	Average	Exercisable	Average
Exercise	at May 29,	Contractual	Exercise	at May 29,	Exercise
Prices	2005	Life (Years)	Price	2005	Price

$1.19 - $1.72	0	0.0	$0.00	0	$0.00
1.73 - 2.58	141,400	2.5	2.31	100,200	2.32
2.59 - 3.45	236,800	3.4	3.07	119,202	3.12
3.46 - 4.31	218,124	3.4	3.78	218,124	3.78
4.32 - 5.17	10,000	3.3	5.06	10,000	5.06
5.18 - 6.03	278,800	4.9	5.82	278,800	5.82
6.04 - 6.90	62,918	1.9	6.52	62,918	6.52
6.91 - 7.76	197,000	3.6	7.38	197,000	7.38
7.77 - 8.63	120,584	2.5	8.44	120,584	8.44

$1.19 - $8.63	1,265,626	3.5	$5.08	1,106,828	$5.40

11.	STOCKHOLDERS’ EQUITY

The Board of Directors is empowered to establish and to designate classes and series of preferred shares and to set the terms of such shares, including terms with respect to redemption, dividends, liquidation, conversion, and voting rights. The Restated Articles of Incorporation provide that the preferred shares are senior to the common shares with respect to dividends and liquidation.

The Company has a shareholders’ rights plan — under which, a Class A, Junior Participating Preferred Stock with no par value was created. In addition, a dividend of one right was declared for each share of common stock at an exercise price of $36 per right and a redemption price of $0.001 per right. Each right is equal to a right to purchase one one-hundredth of a share of the Class A, Junior Participating Preferred Stock. 100,000 shares of preferred stock are reserved for the exercise of the rights. No rights were exercised during the year ended May 29, 2005.

The Company has notes receivable from certain officers of the Company arising from the sale of common stock recorded as an offset to stockholders’ equity.

12.	COMMITMENT AND CONTINGENCIES

Operating Leases — The Company leases certain facilities under operating leases through March 2008. In addition, certain equipment and motor vehicles are leased under operating leases with terms of approximately 36 months.

During May 2005, the Company entered into an agreement for the sale of its headquarter building in Brooklyn Park, Minnesota and the leaseback of a part of that building. The lease is for a twenty-seven month period, and is classified as an operating lease.

Approximate minimum annual rental commitments at May 29, 2005 are as follows:

2006	$444,000
2007	435,000
2008	200,000

$1,079,000

Total rental expense for the fiscal year ended May 29, 2005, was approximately $217,000.

13.	SEGMENT INFORMATION AND FOREIGN OPERATIONS

The Company conducts its business within one reportable segment: the power conversion product industry. Manufacturing of the Company’s products are performed at the Company’s former Korean subsidiary, the Chinese subsidiaries, and certain nonaffiliated companies in China and Thailand. A summary of the Company’s revenues, net income, and identifiable assets by geographic area is presented below:

Restated
May 29, 2005
Revenues:
Domestic operations	$33,944,131
Asian operations — customers	3,271,378
Asian operations — parent	10,406,081
Eliminations	(10,406,081)

Consolidated	$37,215,509

Net income (loss) applicable to common stockholder:
Domestic operations	$(3,864,293)
Asian operations	(1,454,938)
Discontinued Operations	(153,074)
Eliminations	3

Consolidated	$(5,472,302)

Identifiable assets:
Domestic operations	$13,653,449
Asian operations	8,293,724
Eliminations	(5,140,515)

Consolidated	$16,806,658

May 29, 2005
Long-lived assets:
Domestic operations	$300,984
Foreign operations	2,073,958

Consolidated	$2,374,942

Sales from the subsidiary to the parent company are based upon profit margins, which represent competitive pricing of similar products.

Export Sales — The Company also had foreign export sales amounting to 15.7% of total sales for the fiscal year ended May 29, 2005.

Other Foreign Production — In addition to the manufacturing done by the Asian subsidiaries, the Company has subcontracting agreements for the purchase of finished assemblies from certain manufacturers in China and Thailand. Total purchases under these agreements were approximately $4,288,000 for the fiscal year ended May 29, 2005.

14.	MAJOR CUSTOMER

The Company had no customers with revenues or accounts receivable of more than 10% of the total during the fiscal year ended May 29, 2005.

15.	QUARTERLY FINANCIAL INFORMATION

Accounting errors discovered in the Company’s China operations increased the loss applicable to common stockholders by $425,000 for the first three quarters of fiscal year 2005 compared to results that were originally reported. The sale of the Company’s Korean subsidiary in May 2005, required adjustments to the financial statements to present Korean operations as “discontinued operations”.

During the fourth quarter of fiscal year 2005, the Company recorded adjustments and accounting entries that increased the loss applicable to common stockholders by $3,328,000. The loss on the sale of the Korean subsidiary was approximately $2,442,000 and the loss on the sale of the Minneapolis headquarters’ building was $137,000. The value of accounts receivable and inventories for Ault’s China operations was reduced by $198,000 and $427,000 respectively. The value of inventories in the United States was reduced by $124,000.
QUARTERLY FINANCIAL DATA
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	FISCAL QUARTERS
	1ST	2ND	3RD	4TH
Fiscal Year 2005 as restated:
Net Sales	$10,336	$8,225	$8,941	$9,714

Gross Profit	2,675	2,309	2,674	2,138

Loss From Continuing Operations	(205)	(649)	(449)	(1,429)

Loss From Discontinued Operations	36	(5)	(177)	(2,449)

Net Loss Applicable to Common Stockholders	(205)	(690)	(662)	(3,915)

Loss Per Share:
Basic	(0.04)	(0.14)	(0.14)	(0.83)

Diluted	(0.04)	(0.14)	(0.14)	(0.83)

Fiscal Year 2005 as reported:
Net Sales	$10,336	$8,225	$8,941	$9,714

Gross Profit	2,761	2,395	2,759	2,223

Loss From Continuing Operations	(119)	(563)	(364)	(1,344)

Income (Loss) From Discontinued Operations	36	(5)	(177)	(2,449)

Net Loss Applicable to Common Stockholders	(119)	(604)	(577)	(3,830)

Loss Per Share:
Basic	(0.02)	(0.13)	(0.13)	(0.79)
Diluted	(0.02)	(0.13)	(0.13)	(0.79)

16.	SUBSEQUENT EVENT (unaudited)

On December 16, 2005, SL Industries, Inc., a New Jersey corporation (“SL Industries”), Lakers Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of SL Industries (“Purchaser”), and Ault Incorporated, a Minnesota corporation (“Ault” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, no par value per share (the “Company Common Stock”), of Ault, including associated preferred stock rights (the “Rights” and together with the Company Common Stock, the “Shares” and each share thereof, a “Share”), at a price equal to $2.90 per Share net to the seller in cash (or any higher price per Share paid in the Offer) (the “Offer Price”), without interest (and subject to applicable withholding taxes). Upon the terms and subject to the conditions set forth in the Merger Agreement, following a successful completion of the Offer, Purchaser will be merged with and into Ault with Ault surviving the merger as a wholly owned subsidiary of SL Industries (the “Merger”). In the Merger, each Share (other than Shares owned by SL Industries, Purchaser, or shareholders, if any, who have perfected statutory dissenters’ rights under Minnesota law) will be converted into the right to receive the Offer Price, without interest (and subject to applicable withholding taxes).